SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GRANT LIFE SCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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GRANT LIFE SCIENCES, INC.
3550 Wilshire Blvd., 17th Floor
Los Angeles, CA 90010

TO THE STOCKHOLDERS OF GRANT LIFE SCIENCES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Grant Life Sciences, Inc., a Nevada corporation (the "Company"), will be held on Tuesday May 23, 2006 at _______ at ________________________, for the following purposes:

1. To elect four (4) directors of the Company to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal 1);

2. To amend the Company's articles of incorporation to increase the authorized shares of common stock from 150,000,000 to 750,000,000 shares (Proposal 2);

3. To ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as our independent auditors for the fiscal year ending December 31, 2005 (Proposal 3); and

4. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof (Proposal 4).

Only stockholders who own shares of our common stock at the close of business on March 31, 2006, are entitled to notice of and to vote at the annual meeting. You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope

You may also vote in person at the annual meeting, even if you use one of the three options listed above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, and a form of proxy. Our annual report is not a part of this proxy statement.

By Order of the Board of Directors

Stan Yakatan, Chairman of the Board

Los Angeles, California
[__________], 2006

GRANT LIFE SCIENCES, INC.
3550 Wilshire Blvd., 17th Floor
Los Angeles, CA 90010
(213) 637-5692

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our May 23, 2006 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote either by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy and our annual report will be mailed to all stockholders on or about April 3, 2006. Our annual report is not a part of this proxy statement.

INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

May 23, 2006, _______ Pacific Standard Time

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at ________________________.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1.  ELECTION OF DIRECTORS. To elect four (4) directors to serve until the 2007 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2.  AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASED THE AUTHORIZED COMMON STOCK FROM 150,000,000 SHARES TO 750,000,000 SHARES. To consider adopting the amendment to the Articles of Incorporation that would increase the authorized common stock of the Company;

3.  RATIFICATION OF AUDITORS. To ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

4.  OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting. The Board of Directors is not aware of any other business to come before the Meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on March 31, 2006 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On March 7, 2006, there were 126,486,518 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS, THE AMENDMENT OF THE ARTICLES OF INCORPORATION AND THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

HOW DO I VOTE BY PROXY?

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote FOR" or "AGAINST" or you may "ABSTAIN" from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

•  "FOR" the election of all of our nominees for directors;

•  “FOR” the amendment of the Company’s Articles of Incorporation; and

•  "FOR" the ratification of Singer Lewak Greenbaum & Goldstein LLP as our independent auditors.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1. Submitting another proxy by mail with a more recent date than that of the proxy first given;

2. Sending written notice of revocation to our principal executive offices located at 3550 Wilshire Blvd, 17th floor, Los Angeles, CA 90010; or

3. Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A "QUORUM" FOR THE ANNUAL MEETING?

The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum, but will not be counted in the voting process. All Proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

HOW MANY VOTES ARE REQUIRED?

•  Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

•  The proposal to amend the Articles of Incorporation will require the affirmative vote of at least a majority of the Company’s outstanding shares of Common Stock. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Articles of Incorporation.

•  The ratification of the director's selection of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING DUE?

Any stockholder proposals for the 2007 annual meeting must be received by us, directed to the attention of the Company's secretary, Donald W. Rutherford, Grant Life Sciences, Inc., 17th Floor, 3550 Wilshire Blvd., Los Angeles, CA 90010, no later than November 30, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

At the Meeting, four (4) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Messrs. Yakatan, Ahlin, Levine, and Lin (collectively, the "Nominees").

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

Name	Age	Positions

Stan Yakatan	63	Chairman of the Board of Directors
Michael Ahlin	57	Director, Vice President
Jack Levine	55	Director, Chairman of Audit Committee, member of Compensation Committee
Dr. Hun-Chi Lin	52	Director, President, Chief Scientific Officer

Stan Yakatan.  Mr. Yakatan has been the Chief Executive Officer and the Chairman of the Board of Directors since July 2004. From May 2004 to the present, Mr. Yakatan has been the Chief Executive Officer and the Chairman of the Board of Directors of Impact Diagnostics and a consultant to Impact Diagnostics.  From September 1984 to the present, Mr. Yakatan has been the Chairman, President and Chief Executive Officer of Katan Associates, a life sciences advisory business.  Mr. Yakatan is a strategic advisor to the state government of Victoria, Australia.  Between 1968 and 1989, Mr. Yakatan held various senior executive positions with New England Nuclear Corporation (a division of E.I. DuPont), ICN Pharmaceuticals, Inc., New Brunswick Scientific Co., Inc. and Biosearch.

                Michael Ahlin.  Mr. Ahlin has been a Vice President and a director since July 2004.  From May 2004 to the present, Mr. Ahlin has been the Vice President and a member of the Board of Directors of Impact Diagnostics.  From July 1998 to May 2004, Mr. Ahlin was the Chairman of the Board, President and Chief Executive Officer of Impact Diagnostics.  Mr. Ahlin has been President of WetCor, Inc., a land development company, since 1983.

                Jack Levine.  Mr. Levine has been a director since July 2004.  Since 1984, Mr. Levine has been the President of Jack Levine, PA, a certified public accounting firm.  Since 1999, Mr. Levine has served as a director and the chairman of the audit committee, and as of 2006, chairman of the board of SFBC International Inc., a clinical research organization.  Mr. Levine is also a director, Chairman of the Audit and Asset Liability Committees and a member of the Executive Committee of Beach Bank, a director and Chairman of the Audit Committee of The Prairie Fund, a mutual fund, and a director of RealCast Corporation, an internet streaming company.  Mr. Levine is a certified public accountant licensed by the State of Florida.

Dr. Hun-Chi Lin. Since 2003, Dr. Hun-Chi Lin has been co-founder and President of XepMed, Inc., which develops medical devices used for separating blood components and treating infectious diseases. From 1999 to present, Dr. Lin has been co-founder and President of BioMedical Research Laboratories, Inc., which developed a Web-based healthcare partner-connectivity system to be used by individual health maintenance organizations, individuals, and in clinical trials. From 1996 to 1999, Dr. Lin was Director of Clinical Trials at Specialty Laboratories (NYSE: SP), where he built and managed a clinical trials division that had the broadest esoteric-testing capabilities in the CRO (Contract Research Organization) industry.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2005 BOARD MEETINGS

In 2005, the board met ten (10) times and in addition the board adopted various resolutions pursuant to unanimous written consents in lieu of a meeting five (5) times.

BOARD COMMITTEES

The Board of Directors has established an Audit Committee and a Compensation Committee. The Compensation Committee has met once. The function of the Committee is to approve stock plans and option grants and review and make recommendations to the Board of Directors regarding executive compensation and benefits. The Compensation Committee consists of the following members: Mr. Levine and Mr. Yakatan. Mr. Levine serves as Chairman of the Compensation Committee.

The Audit Committee consists Mr. Levine who serves as its audit committee financial expert and its Chairman. Mr. Levine is considered independent. The Audit Committee has met seven times. Responsibilities of the Committee will include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies, and internal controls, (2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors, and (3) reviewing the independence of the auditors.

We pay our directors who are not employees of Grant Life Sciences a director’s fee of $4,000 per year.  Each non-employee director also is paid $300 per hour for attending any meeting of the Board of Director and each Board committee meeting, up to a maximum of $1,200 per meeting.  We have granted each non-employee director options to purchase 100,000 shares of our common stock at market price on the date they join the board. Half of these options will be exercisable one year from the date of grant and half will be exercisable two years from the date of grant.

Non-employee directors will receive additional options to purchase 50,000 shares of our common stock at the start of each year that they serve as directors.  These options will have an exercise price equal to the market value at the time they are granted.  One third of the options will first become exercisable on the first, second and third anniversary of the date of their grant.  Jack Levine and Stan Yakatan are non-employee directors.

 In addition to the fees and options which they receive for serving as non-employee directors, the chairman of our Audit Committee and Compensation Committee each receives an annual fee of $2,500 and $1,500, respectively for each year that he or she serves as chair of their respective committees.  The chairman of each of these committees will also receive options to purchase an additional 25,000 shares of our common stock for each year that he or she serves as chairman of the committee.  The options will be exercisable at the market price at the time they are granted.  One third of these options will first become exercisable on the first, second, and third anniversary of the date of the grant.

During 2005 the options were not granted to directors and will be granted when authorized shares become available for such grants.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS.

PROPOSAL 2: TO CONSIDER AND VOTE UPON A PROPOSAL TO
AMEND THE COMPANY’S ARTICLES OF INCORPORATION
TO AUTHORIZE THE CREATION OF 600,000,000 SHARES
OF COMMON STOCK
(ITEM 2 ON THE PROXY CARD)

On December 14, 2005, the Board of Directors authorized an amendment to the Company’s Articles of Incorporation to replace Sections 4.01 and 4.02 in there entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company’s Articles of Incorporation, as amended, currently authorizes for issuance of 170,000,000 shares consisting of 150,000,000 of common stock and 20,000,000 shares of preferred stock. The approval of this amendment to the Articles of Incorporation will increase the Company’s authorized shares of common stock to 750,000,000. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions. Sections 4.01 and 4.02 would be amended to read as follows and would be filed with the Nevada Secretary of State:

“4.01                           Authorized Capital Stock.  The total number of shares of stock this Corporation is authorized to issue shall be seven hundred and seventy million (770,000,000) shares.  This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock.”

4.02                           Common Stock.  The total number of authorized shares of Common Stock shall be seven hundred and fifty million (750,000,000) shares with par value of $.001 per share.  Each share of Common stock when issued, shall have one (1) vote on all matters presented to the stockholders.”

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of March 7, 2006, a total of 126,486,518 shares of the Company's currently authorized 150,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

PURPOSE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Except for the issuance of shares of common stock upon conversion of the callable secured convertible notes issued or issuable and warrants exercised pursuant to the Securities Purchase Agreement entered with four investors on June 14, 2005, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

Convertible Note/Warrant Financing

To obtain funding for ongoing operations the Company entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 14, 2005 for the sale of (i) $2,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 7,692,308 shares of our common stock.

•	On June 15, 2005, the investors purchased $700,000 in callable secured convertible notes and received warrants to purchase 2,692,307 shares of the Company’s common stock.

•	On August 18, 2005, the investors purchased $600,000 in callable secured convertible notes and received warrants to purchase 2,307,692 shares of the Company’s common stock.

•	On August 30, 2005, the investors purchased $700,000 in callable secured convertible notes and received warrants to purchase 2,692,307 shares of the Company’s common stock.

The Notes bear interest at 10%, mature three years from the date of issuance, and, subject to the filing of an amendment to the Company’s certificate of incorporation increasing its authorized stock, are convertible into our common stock, at the investors' option, at a conversion price equal to the lower of (i) $0.40 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of February 28, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.0184 and, therefore, the conversion price for the secured convertible notes was $.009. As of February 28, 2006 the outstanding principal for the foregoing notes is $1,529,688, therefore based on this conversion price, the callable secured convertible notes, excluding interest, would be convertible into 166,270,435 shares of our common stock.

We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.40 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property.

The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.45 per share. In addition, the exercise price of the warrants is adjusted in the event the Company issues common stock at a price below market.

The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of the Company’s common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

General

Because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of Preferred Stock.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 3 ON THE PROXY CARD)

Russell Bedford Stefanou Mirchandani LLP served as the Company's independent auditors for the year ended December 31, 2004. The Board has appointed Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the fiscal year ending December 31, 2005. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors. Singer Lewak Greenbaum & Goldstein LLP has no interest, financial or otherwise, in the Company.

A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the Annual Meeting.

Review of the Company's audited financial statements for the fiscal year ended December 31, 2005

The Board of Directors met and held discussions with management and the independent auditors. Management represented to the Board of Directors that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board of Directors reviewed and discussed the consolidated financial statements with management and the independent auditors. The Board of Directors also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Board of Directors discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Board of Directors the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Board of Directors discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Board of Directors met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Fees

The aggregate fees billed by our auditors, for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2005 and 2004, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB and in the Company’s SB-2 filings during the fiscal years were $109,380 and $57,420, respectively.

Audit-Related Fees

Our independent registered public accounting firms did not bill the Company for any other audit-related work during fiscal years ended December 31, 2005 or 2004.

Tax Fees

Our independent registered public accounting firm billed the Company $5,000 for tax related work during the fiscal year ended December 31, 2004.

All Other Fees

Our independent registered public accounting firms did not bill the Company for other services during fiscal years ended December 31, 2005 or 2004.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK OF PRINCIPAL
STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table lists stock ownership of our common stock as of December 31, 2005.  The information includes beneficial ownership by (i) holders of more than 5% of our common stock, (ii) each of our current directors and executive officers and (iii) all of our directors and executive officers as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the Commission.  Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name and Address of Beneficial Owner	Director/Officer	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)

Stan Yakatan 155 Lyndon — First Court Hermosa Beach, CA 90254	Chairman of the Board of Directors	1,720,952 (2)	1.3%

Jack Levine 16855 N.E. 2nd Avenue, Suite 303 N. Miami Beach, FL 33162	Director	663,559(3)	0.5%

Dr. Hun-Chi Lin 17th Floor 3550 Wilshire Blvd. Los Angeles, CA 90010	President and Director	-	*

Michael Ahlin 3125 Creek Road Park City, UT 84098	Vice President and Director	6,423,900 (4)	5.1%

Don Rutherford 17th Floor 3550 Wilshire Blvd. Los Angeles, CA 90010	Chief Financial Officer	416,666 (5)	0.4%

All directors and officers as a group (5)		9,266,744 (6)	7.2%
______________________
* Less than one percent
(1)
Applicable percentage ownership is based on 126,486,518 shares of common stock outstanding as of March 7, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of March 7, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 7, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Represents options to purchase 1,720,952 shares of our common stock beneficially owned by Mr. Yakatan exercisable within 60 days.
(3)
Includes warrants and options to purchase 173,093 shares of our common stock beneficially owned by Mr. Levine that are exercisable within 60 days.  Does not include options to purchase 99,999 shares of our common stock that are not exercisable within 60 days.

(4)	Includes 1,253,000 shares of our common stock held by Princess Investments. Mr. Ahlin has voting power over securities held by Princess Investments.
(5)
Represents options to purchase 458,333 shares of our common stock exercisable within 60 days.  Does not include options to purchase 291,667 shares of our common stock that are not exercisable within 60 days.

(6)
Includes options to purchase 2,254,286 shares of our common stock and warrants to purchase a total of 98,092 shares of our common stock exercisable within 60 days.  Does not include options to purchase a total of 391,666 shares of our common stock not exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2005, the Company is not aware of any director, officer or beneficial owner of more than ten percent of the Company's Common Stock that, during fiscal year 2005, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

POLICY WITH RESPECT TO SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, unless an appropriate exemption applies, a tax deduction for the Company for compensation of certain executive officers named in the Summary Compensation Table will not be allowed to the extent such compensation in any taxable year exceeds $1 million. As no executive officer of the Company received compensation during 2004 approaching $1 million, and the Company does not believe that any executive officer's compensation is likely to exceed $1 million in 2005, the Company has not developed an executive compensation policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Code.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000 during fiscal 2005, 2004 and 2003.

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities Underlying Options/SARs	LTIP Payouts	All Other Compen-sation
		($)	($)	($)	($)	(#)	($)	($)
Stan Yakatan, Chairman and Former Chief Executive Officer (1)	2005 2004 2003	112,500 60,000 0	- - -	- - —	—	1,720,952 2,868,254 -	—	—

Dr Hun-Chi Lin, President and Director (2)	2005 2004 2003	15,000 - -	- - -

Donald Rutherford Chief Financial Officer (6)	2005 2004 2003	78,093 - -	- - -			750,000 - -

Michael Ahlin Vice President and Director (3)	2005 2004 2003	110,488 144,000 58,050	- - -

Dr. Mark Rosenfeld Former Vice President (4)	2005 2004 2003	- 111,429 58,050	- 18,106 -

Pete Wells former President and Director (5)	2005 2004 2003	- - -	- - -

______________
(1)
Between May and June 2004, Impact Diagnostics paid Mr. Yakatan $5,500 per month for consulting services to Impact Diagnostics in connection with the Merger.  Beginning in July 2004, Mr. Yakatan received $10,000 per month for acting as our Chief Executive Officer which position he resigned in August 2005 and continues to be paid $1,500 per month as Chairman of the Board of Directors. As of the end of 2004, $15,000 of his gross salary had not been paid to Mr. Yakatan. Mr. Yakatan does not have an employment contract with the company. As an incentive to join the company, Mr. Yakatan was granted 2,868,254 stock options, with an exercise price of $0.18, under the Company’s Stock Incentive Plan, 1,147,302 options of which he forfeited upon his resignation. These options vested as follows: 573,650 on July 6, 2004; 1,147,302 on July 6, 2005 and 1,147,302 on July 6, 2006, the latter being forfeited when Mr. Yakatan resigned as CEO.

(2)
Dr. Lin joined the Company as President, Chief Scientific Officer and Director in October 2005 with a monthly salary of $5,000. He is also entitled to 500,000 share options at $0.05 per share vesting effective the date of hiring and the remaining 2/3 quarterly over 2 years, however those options have not been issued.

(3)
Includes $27,488 unpaid at the end of 2005. Mr. Ahlin had an employment contract with the company which set his monthly salary at $12,000. The employment contract can be terminated by the Company at any time. During 2005 the pay rate was reduced to $5,000 per month..

(4)
Dr. Mark Rosenfeld resigned on Oct 11, 2004. He had an employment contract with the company which set his monthly salary for 2004 at $12,000 per month. After his resignation, he continued to work as a consultant to the company through December 31, 2005. He was paid $5,000 per month for his consulting work.

(5)	Mr. Wells was President of the inactive public company prior to the merger.
(6)	Mr. Rutherford joined the Company as CFO on April 1, 2005 at an annual salary of $125,000. He was granted 750,000 share options at $0.18 vesting 1/3 immediately and the remainder over 3 years.

Employment Agreements

We have the following employment contracts with the named executive officers:

               Dr. Hun-Chi Lin has an employment agreement with the Company.  Pursuant to this employment agreement, Dr. Lin is to be paid an annual salary of $60,000 for approximately 50% of his time and the Board of Directors of the Company has the discretion to grant an annual bonus.  Dr. Lin is to be granted 500,000 share options at $0.05 per share vesting 1/3 immediately and 2/3 quarterly over 2 years from date of hiring and is entitled to participate in all employee benefit plans or programs that are available to management employees of the Company and all other benefit plans or programs as may be specified by the Board of Directors of the Company. The employment agreement provides that either we or Dr. Lin may terminate the agreement at any time upon 30 days written notice.

Donald W Rutherford has an employment agreement with the Company.  Pursuant to this employment agreement Mr. Rutherford is be paid an annual salary of $125,000 for approximately 50% of his time.  Mr. Rutherford was granted 750,000 share options at $0.18 per share vesting 1/3 immediately and 2/3 quarterly over 2 years from date of hiring and is entitled to participate in all employee benefit plans or programs that are available to management employees of the Company and all other benefit plans or programs as may be specified by the Board of Directors of the Company. The employment agreement provides that either we or Mr. Rutherford may terminate upon 3o days written notice.

Michael Ahlin has an employment agreement with Impact Diagnostics.  Pursuant to this employment agreement, Impact Diagnostics paid Mr. Ahlin an annual salary of $144,000 and the Board of Directors of Impact Diagnostics had the discretion to grant an annual bonus.  Mr. Ahlin is each entitled to participate in all employee benefit plans or programs that are available to management employees of Impact Diagnostics and all other benefit plans or programs as may be specified by the Board of Directors of Impact Diagnostics. The employment agreement provides that either we or Mr. Ahlin may terminate the agreement at any time and in December 2005 the annual salary was reduced to $60,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no material transactions during the past two years between us and any officer, director or any stockholder owning greater than 5% of our outstanding shares, or any of their immediate family members.

In August 2004, we paid $100,000 and issued warrants to purchase 2,670,000 shares, at an exercise price of $0.01 per share, of our common stock to Duncan Capital Group LLC as compensation for acting as our financial advisor in connection with the Merger.  In August 2004, we paid $77,000 and issued warrants to purchase 411,104 shares of our common stock to Duncan Capital LLC as compensation for acting as our placement agent in connection with the sale of our units in a private financing.  The warrants have an exercise price of $0.1835 per share. Both Duncan Capital LLC and Duncan Capital Group LLC are affiliates of Bridges & Pipes LLC, which is one of our stockholders.  Michael Crow, the brother of Kevin Crow, who was one of our directors, is Chairman and Chief Executive Officer of Duncan Capital Group LLC, which is our financial advisor, and a manager of Bridges &Pipes LLC. In November 2004, 2,403,000 warrants were exercised by Duncan Capital Group. In March 2005, we issued warrants to purchase 250,000 shares at an exercise price of $0.40 to DCOFI in connection with bridge financing.

In 2002 and 2003, Impact Diagnostics made interest free advances in the amount of $22,631 and $6,229, respectively, to Seroctin Research & Technology.  Michael Ahlin, a director and Vice President, owns 20%, and Dr. Mark Rosenfeld, a former director and former Vice President, owns 18.4% of Seroctin Research & Technology. Seroctin advanced funds interest free to Impact Diagnostics during 2004, such that the receivable became a small payable. In December 2004, Impact made a payment of $1,220 to Seroctin, so that at year-end 2004 neither company owed the other. From time to time since 1999, Seroctin Research & Technology has leased office facilities from Impact Diagnostics, pursuant to a verbal agreement.  Seroctin Research & Technology has made payments to Impact Diagnostics of between $1,500 and $2,764 each month (approximately $55,000 in the aggregate since 1999) it has leased such facilities. In September 2004, Impact Diagnostics moved into its own office space.

In 2002, Impact Diagnostics paid management and consulting fees of $114,560 to WetCor, Inc. In 2002 and 2003, Impact Diagnostics advanced $11,922 and $7,820, respectively, to WetCor, Inc. Michael Ahlin, a director and Vice President, is the President of WetCor, Inc  The $7,820 of advances receivable on the balance sheet as of December 31, 2003 was written off by Impact Diagnostics in January 2004. After June 2004, there were no further transactions between the two companies and neither company owed the other.

In 2002 and 2003, Impact Diagnostics received advances of $10,000 and $20,000 from Blaine Taylor, pursuant to a non-interest bearing demand note. Mr. Taylor beneficially currently owns 6.4% of our outstanding capital stock.  As of December 31, 2003, the amount outstanding under the note was approximately $16,500.  Effective July 30, 2004, this note was converted to 89,918 shares of our common stock.

In 2001, Mitchell Godfrey loaned Impact Diagnostics $50,000, pursuant to a 5% unsecured promissory note.  Mr. Godfrey beneficially owns 6.9% of our outstanding capital stock.  As of December 31, 2003 and 2002, the amount outstanding under the note was $29,279.  Effective July 30, 2004, this note, excluding accrued interest which was forgiven by Mr. Godfrey, was converted into 159,557 shares of our common stock.

Seth Yakatan has been contracted as a consultant to us in the business development area since November 1, 2004. He is paid $5,000 each month for his services. Mr. Yakatan is the son of Stan Yakatan, our Board Chairman and our former President, CEO.

With the exception of the advances to officers, on which no interest was due, we believe that these transactions were on terms as favorable as could have been obtained from unaffiliated third parties. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of the independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

ANNUAL REPORT ON FORM 10-KSB

The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

Stan Yakatan, Chairman of the Board

Dated: ___________, 2006
[______________]

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

GRANT LIFE SCIENCES, INC.

The undersigned, President of Grant Life Sciences, Inc. (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is:

GRANT LIFE SCIENCES, INC.

SECOND: The articles of incorporation of the Corporation is hereby amended by replacing Sections 4.01 and 4.02 in there entirety, with the following:

“4.01                           Authorized Capital Stock.  The total number of shares of stock this Corporation is authorized to issue shall be seven hundred and seventy (770,000,000) shares.  This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock.”

4.02                           Common Stock.  The total number of authorized shares of Common Stock shall be seven hundred and fifty million (750,000,000) shares with par value of $.001 per share.  Each share of Common stock when issued, shall have one (1) vote on all matters presented to the stockholders.”

THIRD:  The amendment of the articles of incorporation herein certified has been duly adopted at a meeting of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Dr. Hun-Chi Lin, its President, this ___ day of ________, 2006.

GRANT LIFE SCIENCES, INC.

Dr. Hun-Chi Lin
President

PROXY
GRANT LIFE SCIENCES, INC.
ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD
MAY 23, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints [__________] and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the "Meeting") to be held on *, 2006, at *, local time, at *, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

Proposal (1) The election as directors of all nominees listed below to serve until the 2006 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

Nominees:
01)	Stan Yakatan	02)	Michael Ahlin	03)	Jack Levine
04)	Dr. Hun-Chi Lin

FOR ALL ☐		WITHHOLD ALL ☐		FOR ALL EXCEPT ☐

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Proposal (2) Amending the Articles of Incorporation to increase the authorized common stock from 150,000,000 shares to 750,000,000 shares.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Proposal (3) Ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

FOR	☐	AGAINST	☐	ABSTAIN	☐

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals (2) and (3). If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2006.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box) [ ________ ] DATE: _______, 2005 Signature (Joint owners) [_________ ] DATE: _______, 2005